Exhibit 99.1

ACM Research Reports Second Quarter 2025 Results

FREMONT, Calif., August 06, 2025 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its second quarter ended June 30, 2025.

“Our results for the first half of 2025 reflect good execution across our product portfolio and strengthen our confidence in our long-term growth opportunity in China,” said Dr. David Wang, President and Chief Executive Officer of ACM. “We see continued momentum from our SPM, Tahoe, plating and furnace tools, and we are encouraged by customer engagements across multiple new platforms including Track, PECVD, and panel-level packaging. As a result, we have raised our long-term revenue target for the mainland China market. At the same time, we are making important strides in our global expansion efforts, with several tool deliveries planned to the U.S. during the third quarter.”

Dr. Wang continued, “We recently announced major upgrades to our Ultra C wb Wet Bench cleaning tool. The technology integrates ACM’s patent-pending nitrogen bubbling technology to generate large-sized bubbles with good bubble-density uniformity and enhance the etching rate uniformity in the 3D structure across the wafer. Today, I am pleased to announce we have received repeat orders of this tool for shipment this year and next. The technology is also adaptable to our Ultra C Tahoe platform, with significant application potential for manufacturing advanced 3D NAND, 3D DRAM, and 3D logic devices. We remain committed to deliver innovative new products to enable our customers to meet the next generation of semiconductor manufacturing challenges as demanded by the Artificial Intelligence (AI) transformation. As a multi-product company with proprietary world-class technology, we remain confident in our ability to drive long-term growth and increase market share in both China and global markets.”

	Three Months Ended June 30
	GAAP		Non-GAAP(1)
	2025	2024	2025	2024
	(dollars in thousands, except EPS)
Revenue	$215,372	$202,480	$215,372	$202,480
Gross margin	48.5%	47.8%	48.7%	48.2%
Income from operations	$31,694	$37,593	$41,464	$51,935
Net income attributable to ACM Research, Inc.	$29,760	$24,210	$36,800	$37,521
Basic EPS	$0.47	$0.39	$0.58	$0.60
Diluted EPS	$0.44	$0.35	$0.54	$0.55

	Six Months Ended June 30
	GAAP		Non-GAAP(1)
	2025	2024	2025	2024
	(dollars in thousands, except EPS)
Revenue	$387,719	$354,671	$387,719	$354,671
Gross margin	48.2%	49.6%	48.5%	50.0%
Income from operations	$57,471	$62,825	$77,058	$91,736
Net income attributable to ACM Research, Inc.	$50,140	$41,643	$68,079	$72,118
Basic EPS	$0.79	$0.67	$1.07	$1.17
Diluted EPS	$0.74	$0.61	$1.01	$1.07

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.

Outlook

ACM is maintaining its revenue guidance range of $850 million to $950 million for fiscal year 2025. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the second quarter of 2025 were $206.4 million, up 1.9% from the second quarter of 2024. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Upgraded Ultra C wb Wet Bench Cleaning Tool with Patent-Pending N₂ Bubbling Technology. ACM announced major upgrades to its Ultra C wb cleaning tool, featuring a patent-pending nitrogen (N₂) bubbling technique that improves wet etching uniformity by over 50% and enhances particle removal performance for advanced-node applications.

•
Delivery of 1,500th ECP Chamber. ACM delivered an ECP tool to a customer in China, which included ACM’s 1,500th electroplating chamber shipped. This milestone highlights ACM’s continued growth in plating technology adoption and reinforces its leadership in high-performance electroplating equipment for advanced semiconductor manufacturing.

•	Second Quarter 2025 Financial Summary

Unless otherwise noted, the following figures refer to the second quarter of 2025 and comparisons are with the second quarter of 2024.

•
Revenue was $215.4 million, up 6.4%, reflecting modest growth from single wafer cleaning, Tahoe and semi-critical cleaning equipment, and higher sales of ECP (front-end and packaging), furnace and other technologies, and advanced packaging (excluding ECP), services & spares.

•
Gross margin was 48.5% versus 47.8%. Non-GAAP gross margin, which excludes stock-based compensation, was 48.7% versus 48.2%. Gross margin exceeded the high end of ACM’s long-term business model target range of 40% to 45%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $72.8 million, an increase of 22.9%. Operating expenses as a percentage of revenue increased to 33.8% from 29.2%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $63.4 million, up 38.8%. Non-GAAP operating expenses as a percentage of revenue increased to 29.4% from 22.5%.

•
Operating income was $31.7 million, compared to $37.6 million. Operating margin was 14.7% compared to 18.6%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $41.5 million, compared to $51.9 million. Non-GAAP operating margin, which excludes stock-based compensation, was 19.3% compared to 25.6%.

•
Unrealized gain on short-term investments was $2.7 million, compared to an unrealized gain of $1.0 million. Unrealized gain reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Income tax expense was $1.9 million, compared to $9.3 million.

•
Net income attributable to ACM Research, Inc. was $29.8 million, compared to $24.2 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $36.8 million, compared to $37.5 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.44, compared to $0.35.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $0.54, compared to $0.55.

•	Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $483.9 million at June 30, 2025, compared to $498.4 million at March 31, 2025.

Conference Call Details

A conference call to discuss results will be held on Wednesday, August 6, 2025, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register-conf.media-server.com/register/BI4cceb211743b41b191ff1a256e07b4cf

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing, vertical furnace processes, Track and PECVD, which are critical to advanced semiconductor device manufacturing and wafer-level packaging. ACM is committed to delivering customized, high- performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmrcsh.com.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group

Steven C. Pelayo, CFA

(360) 808-5154

steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia

Gary Dvorchak, CFA

+86 (138) 1079-1480

gary@blueshirtgroup.co

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$442,088	$407,445
Restricted cash	10,798	3,865
Short-term time deposits	31,019	17,277
Short-term investment	21,115	19,373
Accounts receivable, net	433,662	387,045
Other receivables	43,708	41,859
Inventories, net	648,278	597,984
Advances to related parties	682	1,024
Prepaid expenses and other current assets	14,303	7,507
Total current assets	1,645,653	1,483,379
Property, plant and equipment, net	290,944	269,272
Operating lease right-of-use assets, net	17,285	14,038
Intangible assets, net	2,849	3,461
Long-term time deposits	—	13,275
Deferred tax assets	22,341	14,781
Long-term investments	56,723	37,063
Other long-term assets	3,920	20,452
Total assets	$2,039,715	$1,855,721
Liabilities and Equity
Current liabilities:
Short-term borrowings	$52,969	$32,814
Current portion of long-term borrowings	62,139	44,472
Related parties accounts payable	19,827	16,133
Accounts payable	148,780	139,294
Advances from customers	221,446	243,949
Deferred revenue	13,660	8,537
Income taxes payable	253	12,779
FIN-48 payable	21,373	19,466
Other payables and accrued expenses	126,787	121,657
Current portion of operating lease liability	3,778	2,132
Total current liabilities	671,012	641,233
Long-term borrowings	162,991	105,525
Long-term operating lease liability	5,496	3,840
Other long-term liabilities	8,527	9,217
Total liabilities	848,026	759,815
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	704,570	677,476
Retained earnings	310,140	260,000
Statutory surplus reserve	30,514	30,514
Accumulated other comprehensive loss	(58,781)	(63,372)
Total ACM Research, Inc. stockholders’ equity	986,450	904,625
Non-controlling interests	205,239	191,281
Total equity	1,191,689	1,095,906
Total liabilities and equity	$2,039,715	$1,855,721

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$215,372	$202,480	$387,719	$354,671
Cost of revenue	110,911	105,696	200,708	178,766
Gross profit	104,461	96,784	187,011	175,905
Operating expenses:
Sales and marketing	22,102	17,135	38,445	31,308
Research and development	33,817	25,968	61,320	49,886
General and administrative	16,848	16,088	29,775	31,886
Total operating expenses	72,767	59,191	129,540	113,080
Income from operations	31,694	37,593	57,471	62,825
Interest income	4,013	2,381	7,352	4,155
Interest expense	(1,757)	(932)	(3,315)	(1,715)
Realized gain on short-term investments	54	-	54	273
Unrealized gain (loss) on short-term investments	2,730	1,031	1,648	(1,564)
Other (expense) income, net	(346)	1,357	(608)	4,437
Income (loss) from equity method investments	1,773	(695)	2,725	(1,215)
Income before income taxes	38,161	40,735	65,327	67,196
Income tax expense	(1,891)	(9,336)	(4,044)	(13,705)
Net income	36,270	31,399	61,283	53,491
Less: Net income attributable to non-controlling interests	6,510	7,189	11,143	11,848
Net income attributable to ACM Research, Inc.	$29,760	$24,210	$50,140	$41,643
Comprehensive income:
Net income	36,270	31,399	61,283	53,491
Foreign currency translation adjustment, net of tax of nil	3,905	116	5,655	(6,713)
Comprehensive Income	40,175	31,515	66,938	46,778
Less: Comprehensive income attributable to non-controlling interests	7,250	7,210	12,207	10,616
Comprehensive income attributable to ACM Research, Inc.	$32,925	$24,305	$54,731	$36,162

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.47	$0.39	$0.79	$0.67
Diluted	$0.44	$0.35	$0.74	$0.61

Weighted average common shares outstanding used in computing per share amounts:
Basic	63,968,763	62,178,369	63,620,235	61,772,776
Diluted	67,464,856	67,057,846	67,138,338	66,520,706

ACM RESEARCH, INC.
Total Revenue by Product Category

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)
	($ in thousand)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$154,961	$153,221	$284,530	$262,691
ECP (front-end and packaging), furnace and other technologies	48,016	38,962	75,646	64,762
Advanced packaging (excluding ECP), services & spares	12,395	10,297	27,543	27,218
Total Revenue By Product Category	$215,372	$202,480	$387,719	$354,671

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended June 30,
	2025				2024
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)
	(In thousands)
Revenue	$215,372	$-	$-	$215,372	$202,480	$-	$-	$202,480
Cost of revenue	(110,911)	(356)	-	(110,555)	(105,696)	(792)	-	(104,904)
Gross profit	104,461	(356)	-	104,817	96,784	(792)	-	97,576
Gross margin	48.5%	0.2%	-	48.7%	47.8%	0.4%	-	48.2%
Operating expenses:
Sales and marketing	(22,102)	(2,096)	-	(20,006)	(17,135)	(3,024)	-	(14,111)
Research and development	(33,817)	(2,580)	-	(31,237)	(25,968)	(4,206)	-	(21,762)
General and administrative	(16,848)	(4,738)	-	(12,110)	(16,088)	(6,320)	-	(9,768)
Total operating expenses	(72,767)	(9,414)	-	(63,353)	(59,191)	(13,550)	-	(45,641)
Income (loss) from operations	$31,694	$(9,770)	$-	$41,464	$37,593	$(14,342)	$-	$51,935
Unrealized gain on short-term investments	2,730	-	2,730	-	1,031	-	1,031	-
Net income (loss) attributable to ACM Research, Inc.	$29,760	$(9,770)	$2,730	$36,800	$24,210	$(14,342)	$1,031	$37,521
Basic EPS	$0.47			$0.58	$0.39			$0.60
Diluted EPS	$0.44			$0.54	$0.35			$0.55

	Six Months Ended June 30,
	2025				2024
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)
	(In thousands)
Revenue	$387,719	$-	$-	$387,719	$354,671	$-	$-	$354,671
Cost of revenue	(200,708)	(885)	-	(199,823)	(178,766)	(1,573)	-	(177,193)
Gross profit	187,011	(885)	-	187,896	175,905	(1,573)	-	177,478
Gross margin	48.2%	0.2%	-	48.5%	49.6%	0.4%	-	50.0%
Operating expenses:
Sales and marketing	(38,445)	(4,253)	-	(34,192)	(31,308)	(6,051)	-	(25,257)
Research and development	(61,320)	(5,355)	-	(55,965)	(49,886)	(8,709)	-	(41,177)
General and administrative	(29,775)	(9,094)	-	(20,681)	(31,886)	(12,578)	-	(19,308)
Total operating expenses	(129,540)	(18,702)	-	(110,838)	(113,080)	(27,338)	-	(85,742)
Income (loss) from operations	$57,471	$(19,587)	$-	$77,058	$62,825	$(28,911)	$-	$91,736
Unrealized gain (loss) on short-term investments	1,648	-	1,648	-	(1,564)	-	(1,564)	-
Net income (loss) attributable to ACM Research, Inc.	$50,140	$(19,587)	$1,648	$68,079	$41,643	$(28,911)	$(1,564)	$72,118
Basic EPS	$0.79			$1.07	$0.67			$1.17
Diluted EPS	$0.74			$1.01	$0.61			$1.07